UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

SCHEDULE 14A
(Amendment No. 1)
(Rule 14a-101)

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☐  Preliminary Proxy Statement
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☒  Definitive Proxy Statement
☐  Definitive Additional Materials
☐  Soliciting Material Pursuant to § 240.14a -12

Colgate-Palmolive Company
(Name of Registrant as Specified in its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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The purpose of this amendment to the definitive proxy statement (“Proxy Statement”) of Colgate-Palmolive Company (the “Company”), filed with the Securities and Exchange Commission on March 27, 2008, is to make the following two minor corrections to the pension information provided with respect to Fabian T. Garcia: (a) to increase by $8,040 to $52,545 the aggregate change in the actuarial present value of Mr. Garcia’s accumulated pension benefit from December 31, 2006 to December 31, 2007, as shown in the Summary Compensation Table on page 28 of the Proxy Statement, and (b) to increase by $16,253 to $162,744 the actuarial present value of Mr. Garcia’s total accumulated benefit under the Company’s Retirement Plan and Supplemental Retirement Plan as of December 31, 2007, as shown in the Pension Benefits Table on page 40 of the Proxy Statement. The corrected pension information reflects an enhancement to Mr. Garcia’s years of credited service that the Company agreed to give Mr. Garcia upon his joining the Company to compensate him for forfeited benefits that he had earned in his previous employment.